Exhibit 99.1 ASPEN Results Conference Call December 16, 2019

Howard Liang, Ph.D. CFO and Chief Strategy Officer 2

Agenda Welcome – Howard Liang Introduction – John Oyler ASPEN Results – Jane Huang BRUKINSA Development – Eric Hedrick BRUKINSA Commercialization – Josh Neiman Concluding Remarks – John Oyler Q&A 3

• Certain statements contained in this presentation and in the accompanying oral presentation, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking statements. Examples of such forward-looking statements include statements regarding clinical data for patients from the ASPEN trial and advantages compared to ibrutinib; plans for regulatory discussions and submission of data from the ASPEN trial; the launch and potential commercial opportunity of BRUKINSA in the United States; BeiGene’s plans and expectations for Disclosures further development and potential commercialization of XGEVA, KYPROLIS, BLINCYTO and Amgen’s oncology pipeline assets; the timing of approvals of BeiGene’s commercial products in China; BeiGene’s further advancement of, and anticipated clinical development, regulatory milestones and commercialization of its drug candidates; and continuing and further development and commercialization efforts and transactions with third parties. Such statements, based as they are on the current analysis and expectations of management, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond BeiGene’s control. Such risks include but are not limited to: the impact of general economic conditions, general conditions in the pharmaceutical industries, changes in the global and regional regulatory environments in the jurisdictions in which BeiGene does business, market volatility, fluctuations in costs and changes to the competitive environment. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements. In the case of forward-looking statements regarding investigational drug candidates and continuing further development efforts, specific risks which could cause actual results to differ materially from BeiGene’s current analysis and expectations include: failure to demonstrate the safety, tolerability and efficacy of our drug candidates, final and quality controlled verification of data and the related analyses, the expense and uncertainty of obtaining regulatory approval, including from the FDA, NMPA (formerly CFDA/CDA) and EMA, the possibility of having to conduct additional clinical trials and BeiGene’s reliance on third parties to conduct drug development, manufacturing and other services. Further, even if regulatory approval is obtained,1 pharmaceutical products are generally subject to stringent on-going governmental regulation, challenges in gaining market acceptance and competition. These statements are also subject to a number of material risks and uncertainties that are described in BeiGene’s filings with the Securities and Exchange Commission (SEC) and Hong Kong Stock Exchange. The reader should not place undue reliance on any forward-looking statements included in this presentation or in the accompanying oral presentation. These statements speak only as of the date made, and BeiGene is under no obligation and disavows any obligation to update or revise such statements as a result of any event, circumstances or otherwise, unless required by applicable legislation or regulation. • Some of the clinical data in this presentation relating to BeiGene’s investigational drug candidates is from early phase, single-arm trials. When such data or data from later stage trials are presented in relation to other investigational or marketed drug products, the presentation and discussion are not based on head-to-head trials between BeiGene’s investigational drug candidates and other products. BeiGene is still conducting clinical trials and, as additional patients are enrolled and evaluated, data on BeiGene’s investigational drug candidates may change. • This presentation and the accompanying oral presentation contains data and information obtained from third-party studies and internal company analysis of such data and information. BeiGene has not independently verified the data and information obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications noted above. 4

John V. Oyler Chairman, Co-founder & CEO 5

Jane Huang, M.D. Chief Medical Officer, Hematology 6

Executive Summary • ASPEN is the first randomized Phase 3 study comparing two BTK inhibitors in any indication & the largest prospective randomized Phase 3 study in Waldenström’s Macroglobulinemia (WM) • The difference in the primary endpoint of the study (VGPR+CR rate: 28.9% zanubrutinib vs 19.8% ibrutinib, 2-sided p=0.116) in relapsed/refractory patients did not meet statistical significance • PFS and OS data at 12 months were consistent with the higher rate of VGPR with zanubrutinib ─ Supports our underlying hypothesis that sustained target occupancy may produce meaningful improvement in efficacy ─ Further follow-up will be required to ultimately define the clinical benefit of zanubrutinib relative to ibrutinib in WM • Importantly, the safety analysis showed clinically meaningful differences in favor of zanubrutinib, including differences in atrial fibrillation, serious bleeding, serious infection, diarrhea, and events leading to treatment discontinuation 7

ASPEN: A Phase 3 Study of Zanubrutinib vs Ibrutinib in Waldenström’s Macroglobulinemia

Study Design


Cohort 1: R/R or TN* WM with $MYD88^{L265P}$ mutation
$MYD88^{MUT}$ WM patients
(N=201, 164 R/R)
R
1:1
Arm A
Zanubrutinib
160 mg BID until PD
N=102
(R/R=83, TN=19)
Arm B
Ibrutinib
420mg QD until PD
N=99
(R/R= 81, TN= 18)
Stratification factors:
• CXCR4 status (WHIM vs WT)
• No. of lines of prior therapy (0 vs 1-3 vs >3)
*TN must be unsuitable for standard chemoimmunotherapy
Cohort 2: WM with wild type MYD88
$MYD88^{WT}$ WM patients
(N = 26)
Arm C
Zanubrutinib
160 mg BID until PD

Primary endpoint: CR or VGPR, per modified IWWM6, by independent review

Secondary Endpoints:

1) MRR (≥PR)
2) PFS
3) Duration of response
4) Safety

Analysis Populations:

- Efficacy: ITT, R/R and Overall
- Safety: all patients receiving at least 1 dose

Analysis Plan:

- Hierarchical analysis: relapsed/ refractory population followed by overall population (if endpoint met in relapsed/ refractory population)

Enrollment Period: 1/2017-7/2018

Enrollment by region: Cohort 1

- Europe: 120 pts (59.7%)
- Australia: 62 pts (30.8%)
- US: 19 pts (9.5%)

Data Cut-off: August 31, 2019

Median Follow-up: 19.4 months

WM=Waldenström’s macroglobulinemia, BID=twice daily, CR=complete response, MUT=mutation, PD=progressive disease, QD=once daily, R=randomization, R/R=relapsed/refractory, TN=treatment naïve, VGPR=very good partial response, WT=wild type. This study is registered at ClinicalTrials.gov (NCT03053440)

Source: EHA 2019, abstract PF487. a. One patient achieved IgM complete response (normalized IgM and negative immunofixation since Cycle 11, with bulky extramedullary disease improving). b. Including pts confirmed by next-generation sequencing of no other activating MYD88 mutations: 3 of 6 VGPR (including IgM CR); 3 of 8 PR.

BeiGene

8

Efficacy Summary Primary Endpoint Response Rate Relapsed or Refractory Overall Zanubrutinib Ibrutinib Zanubrutinib Ibrutinib (N = 83) (N = 81) (N = 102) (N = 99) CR 0 0 0 0 VGPR 24 (28.9) 16 (19.8) 29 (28.4) 19 (19.2) PR 41 (49.4) 49 (60.5) 50 (49.0) 58 (58.6) MR 13 (15.7) 11 (13.6) 17 (16.7) 15 (15.2) No response 4 (4.8) 4 (4.9) 5 (4.9) 5 (5.0) VGPR+CR rate, % 24 (28.9) 16 (19.8) 29 (28.4) 19 (19.2) (CI) (19.5, 39.9) (11.7, 30.1) (19.9, 38.2) (12.0, 28.3) Major response rate (PR+), % 65 (78.3) 65 (80.2) 79 (77.5) 77 (77.8) (CI) (67.9, 86.6) (69.9, 88.3) (68.1, 85.1) (68.3, 85.5) Objective response rate (MR+), % 78 (94.0) 76 (93.8) 96 (94.1) 92 (92.9) (CI) (86.5, 98.0) (86.2, 98.0) (87.6, 97.8) (86.0, 97.1) * Groups were generally well-balanced for number of prior therapies, IPSS score, baseline IgM, and baseline hematologic parameters. Overall CXCR4 mutation was 10.9%

Efficacy Summary Landmark Data PFS and OS* Relapsed or Refractory Overall Zanubrutinib Ibrutinib Zanubrutinib Ibrutinib (N = 83) (N = 81) (N = 102) (N = 99) 6-month PFS, % 96.3 91.1 95.0 91.6 (CI) (88.9 - 98.8) (82.3 - 95.7) (88.4 - 97.9) (83.9 - 95.7) 12-month PFS, % 92.4 85.9 89.7 87.2 (CI) (83.8 - 96.5) (75.9 - 91.9) (81.7 - 94.3) (78.6 - 92.5) 6-month OS, % 98.8 95.0 98.0 95.9 (CI) (91.6 - 99.8) (87.3 - 98.1) (92.2 - 99.5) (89.5 - 98.4) 12-month OS, % 98.8 92.5 97.0 93.9 (CI) (91.6 - 99.8) (84.1 - 96.6) (90.9 - 99.0) (86.8 - 97.2) * Groups were generally well-balanced for number of prior therapies, IPSS score, baseline IgM, and baseline hematologic parameters. Overall CXCR4 mutation was 10.9%. 12-month landmark data are mature.

Safety: Overall Summary Overall Zanubrutinib Ibrutinib (N =101) (N = 98) Any Adverse Event (AE) 98 (97%) 97 (99.0%) Grade 3 or Higher AE 59 (58.4%) 62 (63.3%) Serious Adverse Event (SAE) 40 (39.6%) 40 (40.8%) Fatal AE 1 (1%) 4 (4.1%) AE Leading to Treatment Discontinuation 4 (4%) 9 (9.2%) AE Leading to Leading to Dose Reduction 14 (13.9%) 23 (23.5%) 11

Adverse Events of Special Interest Overall Zanubrutinib Ibrutinib (N = 102) (N = 99) AEs of Interest, n, % Atrial fibrillation/flutter (all grades) 2 (2.0%) 15 (15.3%) Minor bleeding 49 (48.5%) 58 (59.2%) (bruising, contusion, petechiae) Major hemorrhage* 6 (5.9%) 9 (9.2%) Diarrhea (all grades) 21 (20.8%) 31 (31.6%) Infection 67 (66.3%) 66 (67.3%) Pneumonia/Lower respiratory 9 (8.9%) 19 (19.4%) tract infections Hypertension 11 (10.9%) 17 (17.3%) Hematologic Neutropenia 30 (29.7%) 13 (13.3%) Anemia 12 (11.9%) 10 (10.2%) Thrombocytopenia 10 (9.9%) 12 (12.2%) * Bleeding > grade 3, or CNS bleeding of any grade

ASPEN: Conclusions and Next Steps • In this Phase 3 study, the first randomized comparison of a highly-selective BTK inhibitor (zanubrutinib) with ibrutinib: ─ Statistical significance for the primary endpoint (VGPR or better) was not met ─ Clinically meaningful differences in safety favoring zanubrutinib were demonstrated ─ Early, landmark PFS and OS analyses are directionally consistent with the higher VGPR rate observed in the zanubrutinib arm • Next Steps: ─ Plan to present ASPEN data and submit manuscript for publication in 2020 ─ Discuss ASPEN data with both US FDA and EMA in 1H 2020 ─ Longer-term PFS and OS follow-up 13

BRUKINSA Development Update Eric Hedrick, M.D., Chief Advisor 14

Zanubrutinib Development Program • Broad clinical trials program intended to support the approval of zanubrutinib in MCL, WM, CLL, MZL, and FL • Best-in-class hypothesis (safety and efficacy) is being tested in head-to-head trials versus ibrutinib in WM and CLL ─ Complete and sustained BTK occupancy efficacy distinctions vs ibrutinib ─ Higher selectivity for BTK safety and tolerability advantages over ibrutinib • Recent US FDA approval in patients with relapsed/refractory (R/R) MCL • Anticipated China approval (1H 2020) in R/R MCL and R/R CLL • Key Phase 3/ registrational trials either completed (1L CLL) or expected to soon complete (1Q 2020 for R/R CLL and MZL) • Potential interim analysis read-out in 1L CLL in 2020 15

Brukinsa Broad Clinical Development Program

Nine ongoing potentially registration-enabling studies

MCL

- Pivotal Phase 2 (n=86) in R/R MCL; zanu monotherapy, PE: ORR; Initiated: Mar 2017, Enrollment complete: Sep 2017; NDA accepted by NMPA and approved by U.S. FDA in Nov. 2019
- Phase 3 (n=500) in 1L MCL; R+zanu vs. R+chemo, PE: PFS; Initiated: Nov 2019
- Phase 1/2 cohort (n=45) in MCL; zanu monotherapy, PE: Safety RP2D; Initiated: Aug 2014

WM

- Phase 3 (n=229) in WM (ASPEN); zanu vs. ibrutinib, PE: VGPR/CR, Initiated: Jan 2017, Enrollment complete: Jul 2018, Top-line data: Dec 2019
- Pivotal Phase 2 (n=44) in R/R WM; zanu monotherapy, PE: MRR; Initiated: Aug 2017, Enrollment complete: May 2018
- Phase 1/2 (n=73) in WM; zanu monotherapy, PE: Safety, RP2D; Initiated: Aug 2014, Enrollment complete: July 2018

CLL/ SLL

- Pivotal Phase 2 (n=91) in R/R CLL/SLL; zanu monotherapy, PE: ORR; Initiated: Mar 2017, Enrollment complete: Dec 2017; NDA accepted: NMPA
- Phase 3 (n=550) in 1L CLL/SLL (SEQUOIA); zanu vs. BR, PE: PFS, Initiated: Nov 2017, Enrollment complete^: Aug 2019
- Phase 3 (n=400) in R/R CLL/SLL (ALPINE); zanu vs. ibrutinib, PE: ORR; Initiated: Nov 2018
- Phase 1 cohort (n=69) in CLL/SLL; zanu monotherapy, PE: Safety RP2D; Initiated: Aug 2014
- Phase 2 (n=60) in previously treated CLL/SLL (ibrutinib intolerant); zanu monotherapy, PE: Frequency and severity of treatment-emergent AEs of interest; Initiated: Nov 2019

FL

- Pivotal phase 2 (n=210) in R/R FL; Obinutuzumab ± zanu, PE: ORR; Initiated: Nov 2017

MZL

- Phase 2[1] (n=65) in R/R MZL; zanu monotherapy, PE: ORR; Initiated: Feb 2019
- Phase 1b: zanu + ME-401, in B-cell malignancies

DLBCL

- Phase 2: Monotherapy, R/R Non-GCB DLBCL
- Phase 1b/2: zanu + tislelizumab, B-cell malignancies
- Phase 1b: zanu + Revlimid, R/R DLBCL
- Phase 1b: zanu + R-chemo, 1L and 2L DLBCL

CLL Combination

- Phase 1b: zanu + obinutuzumab, R/R CLL
- Phase 2: zanu / venetoclax / obinutuzumab in 1L CLL (MSKCC study)
- Phase 2: zanu / venetoclax / obinutuzumab in 1L CLL (GCLLSG study)
- Phase 1 in hematologic malignancies; Bcl-2 inhibitor BGB-11417 monotherapy and comb. with zanu; Planned: 1H 2020

Legend: Filed, In NDA review; Enrollment Complete; Enrolling; Planned; Filed or potentially registrational; China; Global

^Time of the announcement of the enrollment completion; 1L: First Line; CLL/SLL: Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma; CR: Complete Response; DLBCL: Diffuse Large B-Cell Lymphoma; FL: Follicular Lymphoma; GCB: Germinal Center B-cell-like; MCL: Mantle Cell Lymphoma; MRR: Major Response Rate; MZL: Marginal Zone Lymphoma; NHL: Non-Hodgkin's Lymphoma; ORR: Overall Response Rate; PCNSL: Primary Central Nervous System Lymphoma; PE: Primary endpoint; PFS: Progression-Free Survival; RP2D: Recommended Phase 2 Dose; R/R: Relapsed / Refractory; RT: Richter's Transformation; VGPR: Very Good Partial Response; WM: Waldenström's Macroglobulinemia. 1. global trial and potentially registration-enabling in certain countries.

BeiGene

16

Ongoing Global Phase 3 Studies in CLL/SLL

SEQUOIA and ALPINE

Zanubrutinib vs. BR in 1L CLL/SLL


Cohort 1: Non–17p del TN CLL
Must be not suitable for FCR
Previously untreated CLL patients (N=420)
R 1:1
Arm A Zanubrutinib 160 mg BID until PD
Arm B Bendamustine + Rituximab (BR) × 6 cycles
Primary endpoint: PFS
Cohort 2: 17p del TN CLL
Previously untreated 17p del CLL patients (N=110)
Arm C Zanubrutinib 160 mg BID until PD

Full trial enrollment completed in June 2019

Zanubrutinib vs. Ibrutinib in R/R CLL/SLL

Relapsed/Refractory CLL/SLL (received ≥ 1 prior treatments)


R/R CLL/SLL ≥ 1 prior treatment (N=400)
R 1:1
Arm A Zanubrutinib 160mg BID (n = 200)
Arm B Ibrutinib 420mg QD (n = 200)

Primary Endpoint: ORR (non-inferiority and superiority)

Complete enrollment expected by early 2020

1L=first-line treatment, BID=twice daily, CLL=chronic lymphocytic leukemia, del=deleted, FCR=fludarabine, cyclophosphamide, and rituximab, ORR=overall response rate, PD=progressive disease, PFS=progression-free survival, QD=once daily, R=randomized, SLL=small lymphocytic lymphoma, TN=treatment naïve. These studies are registered at ClinicalTrials.gov (NCT03734016) and (NCT03336333).

BeiGene

17

Zanubrutinib Near-Term Events • Broad clinical trial program continues in multiple indications • We plan to discuss ASPEN data with U.S. FDA and EMA • SEQUOIA Phase 3 study in 1L CLL (zanubrutinib vs BR): enrollment completed ─ Potential interim PFS analysis and top-line read out in 2020 • ALPINE Phase 3 study in R/R CLL (zanubrutinib vs ibrutinib): expected enrollment completion by year end 2019 • MAGNOLIA Phase 2 in R/R MZL: enrollment complete expected in early 2020 • Approval of zanubrutinib in China for R/R MCL and R/R CLL expected in 1H 2020 18

BRUKINSA Commercial Update Josh Neiman, Head, U.S. Commercial 19

U.S. BRUKINSA Launch Progress

BRUKINSA made commercially available within four days of November approval



Josh Neiman
Head, U.S. Commercial
Flatiron
Onyx Pharmaceuticals
Genentech

Brukinsa™
zanubrutinib 80mg capsules

- myBeiGene™ PATIENT SUPPORT launched within minutes of approval
- Commercial team in field and focused on driving awareness of BeiGene and BRUKINSA
- Initial feedback from clinicians:
  - Impressed by response rates from 206 and 003 studies
  - Appreciate QD / BID dosing flexibility and ability to combine with PPIs and H2-RAs
  - Encouraged by 100% median BTK occupancy
  - See BRUKINSA as a differentiated BTKi

BRUKINSA™ (zanubrutinib) is approved in the U.S. for R/R MCL[1]

BRUKINSA is the only FDA-approved BTK inhibitor shown to deliver 100% median occupancy in peripheral blood cells and the only BTK inhibitor with the flexibility to be taken once or twice daily

1. This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial. PPIs = proton pump inhibitors; H2-RAs = H2 receptor antagonists.

BeiGene

20

John V. Oyler Chairman, Co-Founder & CEO 21

Concluding Remarks • Zanubrutinib’s broad program on track ─ Despite not reaching primary endpoint of superiority, ASPEN provides evidence suggesting differentiation in both efficacy and safety / tolerability for zanubrutinib in the first randomized comparative trial within the BTK inhibitor class. ─ Running broad clinical program including 9 pivotal trials continues with potential 1L CLL readout as early as 2020. ─ Given the efficacy and safety/tolerability differences seen in ASPEN are consistent with our mechanistic hypothesis, we look forward to understanding if these will read through to other indications • Company-wide continued execution on broader commercial and pipeline programs ─ A total of up to 9 Phase 3 or pivotal Phase 2 trial readouts expected in 2020 ─ China Tislelizumab approval expected for cHL in 2019 and for UC in 2020; we are launch ready ─ China Zanubrutinib approval expected 1H 2020 for CLL and MCL ─ Clinical/commercial pipeline of 14 assets entering 2020 (does not including Amgen portfolio of 23 assets) • On track to close Amgen transaction in early 2020 ─ Regulatory reviews completed ─ Shareholders’ meeting scheduled for December 27 • Solid financial position 22

Q&A

Thank You

Supporting Information

ASH 2019 - SEQUOIA 1L CLL/SLL BRUKINSA VS Bendamustine Rituximab del(17p) Cohort 26

SEQUOIA Study Design

NCT03336333


Key Eligibility
• Treatment-naïve CLL/SLL
• Met iwCLL criteria for treatment
• ≥ 65 y of age OR unsuitable for treatment with FCR
• Anticoagulation and CYP3A inhibitors allowed
Cohort 1
without del(17p)
n ~ 450
open-label
R 1:1
Arm A: zanubrutinib
Arm B: bendamustine + rituximab
Cohort 2
with del(17p)
n ~ 100
Arm C: zanubrutinib 160 mg bid until PD, intolerable toxicity, or end of study
Requirement for Arm C
Central assessment of del(17p) by FISH with > 7% aberrant nuclei present[a]
Cohort 3
with del(17p)
n ~ 50
Opened After Accrual of Cohort 2
Recruiting
Arm D: zanubrutinib + venetoclax

Endpoints for Arm C: ORR (IRC and investigator assessments), PFS, DOR, safety

Response assessment: per modified iwCLL criteria for CLL[1,2] and Lugano criteria for SLL[3] (IRC and investigator assessments)

bid, twice daily; CLL/SLL, chronic lymphocytic leukemia/small lymphocytic lymphoma; DOR, duration of response; FCR, fludarabine, cyclophosphamide, and rituximab; FISH, fluorescence in situ hybridization; IRC, independent review committee; iwCLL, international workshop on CLL; ORR, overall response rate; PD, progressive disease; PFS: progression-free survival; R, randomized.

[a] *TP53* mutational status was not centrally assessed prior to enrollment.

1. Hallek M, et al. *Blood.* 2008;111:5446-5456. 2. Cheson BD, et al. *J Clin Oncol.* 2012;30:2820-2822. 3. Cheson BD, et al. *J Clin Oncol.* 2014;32:3059-3067

BeiGene
27

Best Overall Response

Investigator assessment

Best Response, n (%)	n = 109
ORR (CR, PR, or PR-L), n (%) [95% CI][a]	**101 (92.7) [86.0-96.8]**
CR	2 (1.9)
PR	86 (78.9)
PR-L	13 (11.9)
SD	6 (5.6)
PD	1 (0.9)
First assessment not reached[b]	1 (0.9)
Media follow-up months (range)	10.0 (5.0-18.1)
Months to response, PR-L or higher, median (range)	2.79 (1.9-11.0)
Months to response, PR or higher, median (range)	2.81 (1.9-11.1)
Duration of response ≥ 6 mo, % [95% CI][a]	95 [88-98]

Safety

- 36.7% of patients (40/109) experienced at least one grade ≥3 adverse event (AE) and three patients discontinued treatment due to AEs;
- The most common grade ≥3 AEs, occurring in more than two patients, were neutropenia (10.1%), pneumonia (3.7%) and hypertension (2.8%);
- 23.9% of patients (26/109) experienced at least one serious AE; and
- One patient experienced a fatal AE, pneumonia leading to sepsis and death, which was considered related to treatment drug by the study investigator.

Data cutoff: August 7, 2019.
[a]2-sided Clopper-Pearson 95% confidence intervals.
[b]Patient missed first 2 response assessments due to injury and inability to undergo imaging. After data cutoff, best response assessment was reported as PR.
CR, complete response; NE, not evaluable; ORR, overall response rate; PD, progressive disease; PR, partial response; PR-L, PR with lymphocytosis; SD, stable disease.

BeiGene
28

ASH 2019 - Global Phase 1/2 – CLL/SLL Cohort First in Human Study 29

AU-003 Study Schema

Indication-Specific Expansion Cohorts

DOSE ESCALATION

Dose		All Dosed (CLL/SLL)
40 mg	qd	3 (0)
80 mg	qd	4 (0)
160 mg	qd	5 (2)
320 mg	qd	1 (0)
160 mg	bid	4 (2)

→ **RP2D[a]**
320 mg qd
or
160 mg bid
→

DOSE EXPANSION

Pop	RP2D Dose	Disease	All Dosed (CLL/SLL)
R/R	qd	All B-cell	18 (2)
R/R	bid	All B-cell	21 (4)
R/R	bid	Non-GCB DLBCL	37
R/R	bid	CLL/SLL	71 (71)
R/R	bid	WM	20
R/R	qd	CLL/SLL	20 (20)
Any	Any	WM	50
R/R	Any	MCL	20
TN	Any	CLL/SLL	21 (21)
TN	Any	MCL	20
R/R	Any	HCL	11
R/R	bid	iNHL	40
R/R	bid	Richter Transformation	15
R/R	bid	All B-cell (prior BTKi)	3 (1)

Eligibility:

- WHO-defined B-cell malignancy
- >1 Prior therapy (relapsed cohorts only)
- No available higher priority treatment
- ECOG PS 0-2
- ANC >1000/µL, platelets >100000/µL[b]
- Adequate renal and hepatic function; no significant cardiac disease[c]

[a]Both doses RP2D but as of protocol v.6, all patients were encouraged to switch to 160 mg bid. [b]Growth factor/transfusion allowed. [c]Anticoagulation allowed.

ANC, absolute neutrophil count; bid, twice daily; BTKi, Bruton tyrosine kinase inhibitor; ECOG PS, Eastern Cooperative Oncology Group performance status; GCB-DLBCL, germinal center B-cell–like diffuse large B-cell lymphoma; HCL, hairy cell leukemia; iNHL, indolent non-Hodgkin lymphoma; MCL, mantle cell lymphoma; MZL, marginal zone lymphoma; qd, every day; R/R, relapsed/refractory; RP2D, recommended phase 2 dose; TN, treatment naïve; WM, Waldenström's macroglobulinemia.

BeiGene

30

Disease Response by Investigator Assessment

	TN (n=22)	R/R (n=101)	Overall (N=123)
Follow-up, median (range), mo	31.7 (11.1-47.6)	24.3 (3.7-52.0)	29.5 (3.7-52.0)
Best response, n (%)			
ORR	22 (100.0)	96 (95.0)	118 (95.9)
CR	5 (22.7)	14 (13.9)	19 (15.4)
CRi	0	1 (1.0)	1 (0.8)
PR	17 (77.3)	73 (72.3)	90 (73.2)[a]
PR-L	0	8 (7.9)	8 (6.5)
SD	0	4 (4.0)	4 (3.3)
Discontinued before first assessment, n (%)	0	1 (1.0)	1 (0.8)
Event rate remaining in response at 12 mo, % (95% CI)[b]	95.2 (70.7-99.3)	97.6 (90.8-99.4)	97.2 (91.5-99.1)

Overall Safety

- 61.8% of patients (76/123) experienced at least one grade ≥3 AE and five patients discontinued treatment due to AEs;
- The most common AEs (≥ 20%) were contusion (47.2%), upper respiratory tract infection (42.3%), diarrhea (31.7%), cough (29.3%), headache (23.6%), and fatigue (20.3%);
- 47.2% of patients (58/123) experienced at least one serious AE; and
- One patient experienced a fatal AE, neoplasm-malignant recurrent squamous cell carcinoma, considered unrelated to treatment drug by the study investigator.

Data cutoff: May 8, 2019. CR, complete response; CRi, complete response with incomplete bone marrow recovery; ORR, overall response rate; PR, partial response; PR-L, partial response with lymphocytosis; R/R, relapsed/refractory; SD, stable disease; TN, treatment-naïve.
[a]As of data cutoff (May 8, 2019), 4 patients met criteria for CR except required bone marrow to confirm; of these, 2 submitted bone marrow after data cutoff and confirmed CR. [B] Duration of response is summarized only for responders. Estimated using Kaplan-Meier method.

BeiGene

31

Disease Response by Investigator Assessment

Patients With Del(17p)

	TN (n=3)	R/R (n=13)	Overall (n=16)
Follow-up, median (range), mo	34.8 (31.8-35.3)	24.5 (9.4-43.5)	31.2 (9.4-43.5)
Best response, n (%)			
ORR	3 (100.0)	12 (92.3)	15 (93.8)
CR	0	1 (7.7)	1 (6.3)
PR	3 (100.0)	9 (69.2)	12 (75.0)
PR-L	0	2 (15.4)	2 (12.5)
SD	0	1 (7.7)	1 (6.3)
Event rate remaining in response at 12 mo, % (95% CI)[a]	100 (NE-NE)	100 (NE-NE)	100 (NE-NE)

Overall Safety

- 61.8% of patients (76/123) experienced at least one grade ≥3 AE and five patients discontinued treatment due to AEs;
- The most common AEs (≥ 20%) were contusion (47.2%), upper respiratory tract infection (42.3%), diarrhea (31.7%), cough (29.3%), headache (23.6%), and fatigue (20.3%);
- 47.2% of patients (58/123) experienced at least one serious AE; and
- One patient experienced a fatal AE, neoplasm-malignant recurrent squamous cell carcinoma, considered unrelated to treatment drug by the study investigator.

Data cutoff: May 8, 2019.

CR, complete response; CRi, complete response with incomplete bone marrow recovery; NE, not evaluable; ORR, overall response rate; PR, partial response; PR-L, partial response with lymphocytosis; R/R, relapsed/refractory; SD, stable disease; TN, treatment-naïve.

[a] Duration of response is summarized only for responders. Estimated using Kaplan-Meier method.

BeiGene

32

Waldenström’s Macroglobulinemia 33

Zanubrutinib Efficacy in WM Favorable response depth and durability Overall Response Rate (ORR) Progression Free Survival (PFS) Best Response in zanubrutinib WM Overall TN RR Evaluable for 73 24 49 efficacy, n 95% CI Median Follow-up 23.9 mo 12.3 mo 24.8 mo Mod. 6th IWWM Response Criteria (IgM decreases only, and not extramedullary disease) Median Prior Lines 0 2 (1-8) of Therapy ORR 92% 96% 90% MRR 82% 87% 78% No. of patients at risk CR/VGPR1 42% 29% 49% PR 40% 58% 31% 1 One R/R patient achieved a CR, TN: treatment naïve; RR: relapsed refractory; Data cutoff 16 September 2018. Source: Trotman et al. EHA 2019 34

Ibrutinib Efficacy in WM Overall Response Rate (ORR) Progression Free Survival (PFS) Best Response ibrutinib Enrolled, n 63 100 Median Time-on-Treatment 19.1 months free 90 80 Modified 3rd IWWM 70 Response Criteria (IgM only) 60 50 Median Prior Lines of Tx 2 (1-9) 40 Survival (%) 30 20 ORR, n (%) 57 (90%) 10 Probability - Progression of Probability 0 MRR 46 (73%) VGPR 10 (16%) 0 3 6 9 12 15 18 21 24 27 30 No. of Subjects at Risk Month Median IgM Reduction (g/L) 35.2 to 8.8 (75%) 63 62 59 55 50 50 45 37 24 17 8 Median Hb Change (g/dl) 10.5 to 13.8 Source: Treon et al., NEJM, 2015 35

Mantle Cell Lymphoma 36

Zanubrutinib Efficacy in R/R MCL

From U.S. approved label

Best Response	Zanubrutinib	
	RR	RR
Source	Study BGB-3111-206 Ph2 study	BGB-3111-AU-003 Ph1/2 study
Evaluable for efficacy, n	86	32
Median DoR in months	19.5 (16.6, NE)	18.5 (12.6, NE)
Response Criteria	Lugano 2014	
Median Prior Lines of Therapy	2 (1-4)	1 (1-4)
ORR	84%	84%
CR	59%	22%*
PR	24%	62%

The most common adverse reactions (> 10%) with BRUKINSA were decreased neutrophil count, decreased platelet count, upper respiratory tract infection, decreased white blood cell count, decreased hemoglobin, rash, bruising, diarrhea, cough, musculoskeletal pain, pneumonia, urinary tract infection, blood in the urine (hematuria), fatigue, constipation, and hemorrhage. The most frequent serious adverse reactions were pneumonia (11%) and hemorrhage (5%).

Of the 118 patients with MCL treated with BRUKINSA, eight (7%) patients discontinued treatment due to adverse reactions in the trials. The most frequent adverse reaction leading to treatment discontinuation was pneumonia (3.4%). One (0.8%) patient experienced an adverse reaction leading to dose reduction (hepatitis B).

* FDG-PET scans were not required for response assessment. RR: relapsed refractory; NE: not estimable; DoR: duration of response. Source: Brukinsa™ U.S. label

BeiGene

37

CLL/SLL 38

Zanubrutinib Efficacy in CLL/SLL Frequent and durable responses – Phase 1/2 Overall Response Rate (ORR) Progression Free Survival (PFS) zanubrutinib TN CLL R/R CLL Total CLL n 16 50 66 Median follow- - free 7.6 14.0 10.5 up (mo) Best Response ORR 16 (100%) 46 (92%) 62 (94%) CR 1 (6%) 1 (2%) 2 (3%) Survival (%) PR 13 (81%) 41 (82%) 54 (82%) PR-L 2 (13%) 4 (8%) 6 (9%) Probability Progression of Probability SD 0 3 (6%) 3 (5%) Non-evaluable* 0 1 (2%) 1 (2%) No. of Subjects at Risk Month 66 66 62 53 45 37 27 25 19 11 9 6 4 *Discontinuation prior to first assessment Source: Seymour et al. 14-ICML 2017 (abstract 237) poster 39

Zanubrutinib Efficacy in CLL/SLL Frequent and durable responses – Phase 2 Best Overall Response by IRC (ORR) Progression Free Survival by IRC (PFS) zanubrutinib Total CLL n 91 Median follow-up (mo) 15.1 Best Response ORR 77 (84.6%) CR 3 (3.3%) PR 54 (59.3%) PR-L 20 (22.0%) SD 4 (4.4%) Non-evaluablea 3 (3.3%) aMissing anatomy imaging for 2 patients, and without evidence of response maintenance for at least 2 months for 1 patient, separately. Source: Xu et al. 15-ICML 2019. 40

Ibrutinib Efficacy in CLL/SLL Overall Response Rate (Relapsed / Refractory) Progression Free Survival (Relapsed / Refractory) n 85 free Median FU (mo) 20.9 Best Response ORR 75 (88%) CR 2 (2%) PR 58 (68%) Survival PR-L 15 (18%) SD NR PD NR Probability - Progression of Probability Overall Response Rate (Treatment-Naïve) Progression Free Survival (Treatment-Naïve) n 136 free Median FU (mo) 18.4 - Best Response ORR 117 (86%) CR 5 (4%) PR 107 (79%) PR-L 5 (4%) Survival (%) SD NR PD NR Probability Progression of Probability Source: For TN, Burger, et al New Engl J Med 2015. For R/R, Byrd, et al New Engl J Med 2013 41

Follicular Lymphoma 42

Zanubrutinib Plus Obinutuzumab Combination in Follicular Lymphoma Data from separate trials Zanubrutinib + FL Zanubrutinib Ibrutinib Obinutuzumab Idelalisib Obinutuzumab Source ICML 20191 ASH 20172 ASH 20163 JCO 20134 NEJM 20145 n 36 17 110 34 72 prior alkylator and CD20, prior alkylator and CD20, median 2 prior lines of mixed rituximab-sensitive alkylator and rituximab- Population mixed rituximab-sensitive last response <12 therapy, range 1-8 and -refractory refractory relapse and -refractory months Follow-up (med) 20.1 mo 7.8 mo 27.7 mo 33.7 mo NR ORR 72% 41% 21% 50% 54% CR 39% 18% 11% 18%6 6% • Overall response rate and complete responses to date compare favorably to those achieved with respective single-agents and recently approved therapies Notes: data on slide are cross-trial comparison; Source: 1. Tam et al., ICML 2019; 2. Tam et al., ASH (abstract 152), 2017; 3. Gopal, et al ASH 2016; 4. Salles, et al J Clin Oncol 2013; 5. Gopal, et al N Engl J Med 2014; 6. 18% represents complete response rate in the 40 indolent lymphoma patient population that include 34 FL patients. 43

Various B-cell Malignancies 44

Zanubrutinib Responses Across Additional B-Cell Malignancies MZL MCL MCL FL FL DLBCL China CSCO Source ASH 20171 ICML 20193 pivotal data ASH 20171 ASH 20171 20184 ASH20182 n 9 48 85 17 26 26 Follow-up 7.0 mo 16.7 mo 35.9 wk 7.8 mo 9.5 mo 4.2 mo (med) Prior Lines 2 (1-8) 1 (1-4) 2 (1-4) 2 (1-8) 3 (1-9) 2 (1-10) (med) ORR 78% 85% 84% 41% 42% 31% CR 0 29%* 59%** 18% 8% 15% VGPR -- -- -- -- -- -- PR/PR-L 78% 56% 25% 24% 35% 15% MR -- -- -- -- -- -- • Despite relatively early follow-up, responses were observed in multiple B-cell malignancies • Consistency across tumor types suggests that zanubrutinib is a highly active BTK inhibitor * CT response assessment; ** PET-CT response assessment. Source: 1. Tam et. al., ASH 2017; 2. Song et al., ICML 2019; 3. Tam et al., ICML 2019; 4. Song et. al., CSCO 2018 45

Pooled Safety 46

Pooled Safety Data* Zanubrutinib Zanubrutinib Acalabrutinib6 Ibrutinib Background EHA 20181 EHA 20192 Rate n 476 682 612 7565; 1,124b; 2,0904-2,1523 1,605c Major hemorrhage % 2% 2.5% 2.8% 4%5 (Gr≥3) (2%) (2.1%) (2.0%) (3%)5 [events/100 pt. yrs.] [2.07] - [3.0]3 [1.9]3 Atrial fibrillation % ~2% 1.9% 2.9% 9%c (Gr≥3) (0.2%) (0.6%) (1.0%) (4.1%)c [events/100 pt. yrs.] [1.56] - [3.3]4 [0.84]4 Diarrhea ~15% 19.4% 40% 39%c (Gr≥3) (1%) (0.9%) (2.1%) (3%)c Median exposure, mo 7.0 (0.02-36.05) 13.4 (6.1-19.6) 18.5 (0.03- 14.8moc a (25th-75th percentile) 37.4)# (range)# * Pooled safety data from separate trials and sources. Limitations regarding cross-trial comparisons apply. Sources: 1 Tam et al, EHA 2018; 2 Tam et al, EHA 2019; 3 Caron, F Blood Advances 1:12 2019; 4 Leong, D Blood 128:1 2016; 5 O’Brien S Clin Lymphoma Myeloma & Leukemia 18:10 2018; 6 Byrd et al, ASH 2017; a Median treatment duration; b Data from label out of 1,124 patients; c Data from label out of 1,605 patients 47